Exhibit 99.1

August 17, 2010

NORTHWEST PIPE RECEIVES EXPECTED NASDAQ NOTICE

RELATED TO LATE FILING OF FORM 10-Q

Vancouver, WA, August 17, 2010... Northwest Pipe Company (NASDAQ: NWPX) today announced that it received a letter from the Nasdaq Stock Market stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the “June Form 10-Q”). The letter from Nasdaq states that the Company’s failure to timely file the June Form 10-Q serves as an additional basis for delisting the Company’s securities from the Nasdaq Global Select Market, and states that the Company should present its views with respect to the additional deficiency to Nasdaq in writing no later than August 18, 2010, which the Company intends to do.

As previously disclosed, the Company received a staff determination letter from the Nasdaq on May 11, 2010 stating that, because the Company had not filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and its Annual Report on Form 10-K for the year ended December 31, 2009 on or before May 10, 2010, trading of the Company’s common stock would be suspended from the Nasdaq Global Select Market at the opening of business on May 20, 2010 unless the Company requested an appeal of the Nasdaq staff’s delisting determination. Also as previously disclosed, the Company requested an appeal of the Nasdaq staff’s delisting determination to a Nasdaq Hearings Panel, and the hearing before the Hearings Panel occurred on June 24, 2010. Also as previously disclosed, on July 23, 2010, the Company received from Nasdaq the written decision of the Hearings Panel, which states that the Hearings Panel has determined to continue the listing of the Company’s shares on the Nasdaq Global Select Market, subject to the condition that the Company, on or before November 8, 2010, shall file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, its Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. The Company expects that Nasdaq will also require the Company to file the June Form 10-Q on or before November 8, 2010.

About Northwest Pipe Company

Northwest Pipe Company manufactures welded steel pipe and other products in two business groups. Its Water Transmission Group is the leading supplier of large diameter, high-pressure steel pipe products that are used primarily for water infrastructure in North America. Its Tubular Products Group manufactures smaller diameter steel pipe for a wide range of applications including construction, agricultural, energy, traffic and other commercial and industrial uses. The Company is headquartered in Vancouver, Washington and has manufacturing operations in the United States, Mexico, and Indonesia.

Forward-Looking Statements

This press release contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipate,” “plans,” “believe,” “seek” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the completion and results of the Audit Committee’s ongoing investigation and the Company’s internal review and analyses of the Company’s historical accounting practices and previously issued consolidated financial statements, additional accounting or other issues identified in connection with the ongoing investigation and internal review and analyses, finalization of the restatements described above and the audit and review of such matters by the Company’s independent registered public accounting firm, negative reactions from the Company’s creditors or customers to the Company’s restatement of its financial statements, the scope and impact of the restatement of the Company’s financial statements, the existence of other errors that may require further adjustment of the Company’s financial statements, that the Company’s internal controls over financial reporting may be inadequate or have material weaknesses of which the Company is not currently aware, that the disclosure controls and procedures may not be effective, the impact and result of any litigation, investigation or other action by The Nasdaq Stock Market, the SEC, any other governmental agency or other parties related to the Company’s restatement of its financial statements. More detailed information about these risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made.

CONTACT:	Stephanie Welty, Chief Financial Officer
360-397-6323